UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices, including zip code)

(913) 213-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 15, 2021, AMC Entertainment Holdings, Inc. (the “Company”) issued $100,000,000 aggregate principal amount of its 15%/17% Cash/PIK Toggle First Lien Secured Notes due 2026 (the “Notes”) as contemplated by the previously disclosed commitment letter with Mudrick Capital Management, LP, dated as of December 10, 2020. The Notes were issued pursuant to an indenture, dated as of January 15, 2021 (the “Indenture”), among the Company, the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee and collateral agent. The Indenture provides that the Notes are general senior secured obligations of the Company and are fully and unconditionally guaranteed on a joint and several senior secured basis by all of the Company’s existing and future subsidiaries that guarantee the Company’s other indebtedness, including the Senior Credit Facilities, the Existing First Lien Notes, the First Lien Notes, the Convertible Notes, the Silver Lake First Lien Notes and the Second Lien Notes (each as defined in the Indenture). The Notes and the note guarantees are secured, on a pari passu basis with the Senior Credit Facilities, the Existing First Lien Notes, the First Lien Notes, the Convertible Notes and the Silver Lake First Lien Notes, on a first-priority basis by substantially all of the tangible and intangible assets owned by the Company and guarantors that secure obligations under the Senior Credit Facilities, the Existing First Lien Notes, the First Lien Notes, the Convertible Notes and the Silver Lake First Lien Notes, including pledges of the capital stock of certain of the Company’s and the guarantors’ wholly-owned material subsidiaries (but limited to 65% of the voting stock of any foreign subsidiary), subject to certain thresholds, exceptions and permitted liens.

The Notes will bear cash interest at a rate of 15% per annum payable semi-annually in arrears on January 15 and July 15, beginning on July 15, 2021. Interest for the first three interest periods after the issue date may, at the Company’s option, be paid in PIK interest at a rate of 17% per annum, and thereafter interest shall be payable solely in cash. The Notes will mature on April 24, 2026.

The Company may redeem some or all of the Notes at any time on or after January 15, 2023, at the redemption prices set forth in the Indenture. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes using net proceeds from certain equity offerings on or prior to January 15, 2023 at a redemption price equal to 115.000% of their aggregate principal amount and accrued and unpaid interest to, but not including, the date of redemption. The Company may redeem some or all of the Notes at any time prior to January 15, 2023 at a redemption price equal to 100% of their aggregate principal amount and accrued and unpaid interest to, but not including, the date of redemption, plus an applicable make-whole premium.

The Indenture contains covenants that limit the Company’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional indebtedness, including additional senior indebtedness; (ii) pay dividends on or make other distributions in respect of its capital stock; (iii) purchase or redeem capital stock or prepay subordinated debt or other junior securities; (iv) create liens ranking pari passu in right of payment with or subordinated in right of payment to Notes; (v) enter into certain transactions with its affiliates; and (vi) merge or consolidate with other companies or transfer all or substantially all of its assets. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements of the Securities Act and applicable state securities laws.

The foregoing description of the Indenture is not intended to be complete and is qualified in its entirety by reference to the Indenture (including the form of the Notes), a copy of which is attached as Exhibit 4.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
No.	Description

4.1	Indenture by and among AMC Entertainment Holdings, Inc., the guarantors party thereto and U.S Bank National Association, as trustee and collateral agent, dated as of January 15, 2021.

4.2	Form of 15%/17% Cash/PIK Toggle First Lien Secured Notes due 2026 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: January 15, 2021	By:	/s/ Sean D. Goodman
Sean D. Goodman
Executive Vice President and Chief Financial Officer